EXHIBIT 10.11

SUPPLEMENTARY AGREEMENT No.1

to the General Loan Agreement

(on establishment of loan limit)

No.2000/03/40 dated June 02, 2003

The present Supplementary Agreement No.1 (hereinafter – Supplementary Agreement) to the General Loan Agreement (on establishment of loan limit) No.2000/03/40 dated June 02, 2003 (hereinafter – Agreement) has been concluded in Almaty on January 28, 2005 between:

Joint-Stock Company “Bank TuranAlem”, hereinafter referred to as the «Creditor», in the person of Vice Chief Executive Officer Mr. Saparov Arsen Kuandykovich acting on the basis of the Power of Attorney No. 07/1 dated January 05,2005,

Subsidiary Open Joint-Stock Company “Caspi Neft TME”, hereinafter referred to as the «Borrower», in the person of Chief Executive Officer Mr. Anatole Kunevich, acting on the basis the Charter,

TransMeridian Exploration Inc. (BVI), hereinafter referred to as the «Shareholder 1», in the person of President Mr. Lorrie Olivier acting on the basis the Charter, and

Bramex Management Inc., hereinafter referred to as the «Shareholder 2», in the person of authorized representative Mr. Sadykov Kairat Aryngaziyevich., acting on the basis of the Power of Attorney dated October 18, 2004.

Hereinafter the Creditor, the Borrower, the Shareholder 1 and the Shareholder 2 under the present Supplementary Agreement jointly referred to as the «Parties», and separate as the «Party».

Taking into consideration Agreement dated January 28, 2005, the Parties have agreed to amend and modify the Agreement as follows:

1. The Creditor grants to the Borrower an extension for payment of all next payments under the Agreement until July 15, 2005, including the principal amount of a debt under the outstanding credits, subject to payment within the limits of the specified period of the extension, accrued interest for using Credits (at the standard rate of 15% per annum), any other payments which are subject to payment within the limits of the specified period of extension according to the contracts and agreements which have been executed between the Parties within the framework of the Agreement.

All payments of the principal amount of a debt under the Credits and the Interest, which should have been paid by the Borrower for the period of extension discussed in paragraph 1 of herein, according to the terms of the Agreement shall be made by the Borrower in full concurrently with planned payments on the corresponding Loan Agreements, provided on July 2005.

3. The Creditor within the extension period stipulated by paragraph 1 of this Supplementary Agreement, accrues the Interest for the total amount of the principal debt under the Agreement, basing on the actual debt amount. At that, the Company undertakes to make payments on payment of the Interest accrued according to the provisions of this sub-paragraph, in full measure.

4. To add sub-item 7.1.17. to the Item 7.1. of the article 7 of the Agreement as follows:

«7.1.17.                           Nonfulfillment by the Shareholder 1 of its obligations determined in items 2.1.1-2.1.3., item.2.1. and/or item 2.2. of the Agreement dated January 28, 2005.

5. All other conditions of the Agreement unaffected by the present Supplementary Agreement shall remain unchanged.

6. This Agreement shall become effective immediately upon it’s signing by the authorized representatives of the Parties and shall remain in effect till the date of complete performance of obligations by the Parties.

7. Supplementary Agreement is an integral part of the Agreement.

This Agreement has been executed in 5 (five) original exemplars having equal legal force, two exemplars are for the Creditor and one for the Borrower, the Shareholder 1 and the Shareholder 2

The present Supplementary Agreement has been signed by the authorized hereto:

On behalf of the CREDITOR
Vice Chief Executive Officer
/s/: Saparov A.K.
stamp here

On behalf of the BORROWER
Chief Executive Officer
/s/: Kunevich A.
stamp here

On behalf of the SHAREHOLDER1
President
/s/: L. Olivier
stamp here

On behalf of the SHAREHOLDER 2
Authorized representative
/s/: Sadykov K.A.
stamp here